Exhibit 99.1

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Contact: Sandra Colony
SVP, Corporate Communications
Insight Communications
917-286-2300

FOR IMMEDIATE RELEASE

INSIGHT COMMUNICATIONS' SPECIAL COMMITTEE RETAINS ADVISORS

NEW YORK - MARCH 16, 2005 - Insight Communications (NASDAQ: ICCI) today announced that the Special Committee of the Board of Directors appointed to consider the proposal made by Insight co-founders Sidney R. Knafel and Michael
S. Willner, together with certain other parties, including an affiliate of The Carlyle Group, to acquire all of the outstanding publicly held Class A common stock of Insight, has retained Citigroup Global Markets, Inc. and Evercore Partners as its financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor in connection with its review.

Interested parties are urged to read relevant documents as filed by Insight Communications with the Securities and Exchange Commission when such documents become available because they will contain important information. Free copies of relevant documents as filed by Insight Communications (when and if available) and other documents filed on the SEC's web site may be obtained at www.sec.gov.

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